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                                                                    EXHIBIT 9(h)


                                AMENDMENT NO. 3
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


     The Master Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between Short-Term Investments Co., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                          "SHORT-TERM INVESTMENTS CO.
            APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT


Prime Portfolio
        Institutional Class
        Personal Investment Class
        Private Investment Class
        Cash Management Class
        Resource Class

Liquid Assets Portfolio
        Institutional Class
        Private Investment Class
        Cash Management Class
        MSTC Cash Reserves Class"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:   June 11th, 1996

                                         SHORT-TERM INVESTMENTS CO.


Attest:   /s/ DAVID L. KITE        By:   /s/ ROBERT H. GRAHAM
          ----------------------         ------------------------
          Assistant Secretary            President

(SEAL)

                                         A I M ADVISORS, INC.



Attest:   /s/ DAVID L. KITE        By:   /s/ ROBERT H. GRAHAM
          ----------------------         ------------------------
          Assistant Secretary            President

(SEAL)